Exhibit 10.3
                           TECO ENERGY, INC.
                      1996 EQUITY INCENTIVE PLAN

                       Nonstatutory Stock Option
     TECO Energy, Inc. (the Company ) grants to Robert D. Fagan (the Optionee ) a nonstatutory stock option (the Option ) dated May 24,
1999 under the Company s 1996 Equity Incentive Plan (the Plan ). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     1. Grant of Stock Option. Pursuant to the Plan and subject to the terms and conditions set forth in this Option, the Company hereby grants to the Optionee the right and option to purchase from the Company the following number of shares of Common Stock of the Company at $21.4063 per share at the earlier of the dates listed below and the date determined under Section 2.


           Number of shares     Price per         Time Option is first
                                  share                exercisable
                15,556           $21.4063             May 24, 2000
                15,556           $22.4766             May 24, 2000
                15,556           $23.5469             May 24, 2000
                15,556           $21.4063             May 24, 2001
                15,556           $22.4766             May 24, 2001
                15,555           $23.5469             May 24, 2001
                15,555           $21.4063             May 24, 2002
                15,555           $22.4766             May 24, 2002
                15,555           $23.5469             May 24, 2002

     The Option may be exercised at any time and from time to time after the first time it may be exercised in accordance with the foregoing schedule and prior to the expiration of ten years from the date hereof (the Expiration Date ), except as otherwise provided herein. The Option may be exercised only with respect to whole shares.

     This Option will not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Effects of Certain Events. Notwithstanding Section 1, the Option will become immediately exercisable in full upon the earliest to occur of the following events:
          (a)  the Optionee s death;

          (b) the termination of Optionee s employment with the Company or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (an Affiliate ) because of a disability that would entitle the Optionee to benefits


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under  the  long-term  disability  benefits program of the Company for which the Optionee is eligible, as determined by the Committee;

          (c) the termination by the Company or any Affiliate of Optionee s employment other than for Cause as determined by the Committee. Cause means (i) willful and continued failure of the Optionee to substantially perform his duties with the Company or such Affiliate (other than by reason of physical or mental illness) after written demand specifically identifying such failure is given to the Optionee by the Company, or (ii) willful conduct by the Optionee that is demonstrably and materially injurious to the Company. For purposes of this subsection, willful conduct requires an act, or failure to act, that is not in good faith and that is without reasonable belief that the action or omission was in the best interest of the Company or the Affiliate;
          (d) the Optionee s retirement from the Company or an Affiliate at or after attainment of the age at which benefits are payable under the TECO Energy Group Retirement Plan or any successor thereto without reduction for commencement of benefits before normal retirement age, or any earlier date that the Committee determines will constitute a normal retirement for purposes of this Agreement; or

          (e) upon a Change in Control. For purposes of this Option, a Change in Control means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act ), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (1) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company s then outstanding securities;

               (2) during any period of 24 consecutive months (not including any period prior to the date of this Option), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3) or (4) of this
Section 2(e)) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;


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               (3)   there is consummated a merger or consolidation of
the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation
resulting   in  the  voting  securities  of  the  Company  outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires 30% or more of the combined voting power of the Company s then outstanding securities; or
               (4) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company s assets.

     3. Exercise and Payment. To exercise this Option, the Optionee will deliver written notice to the Secretary of the Company specifying the date of this Option, the number of shares as to which this Option is being exercised, the price at which the Option on those shares is exercisable, and a date not later than 30 days after the date of delivery of the notice when the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will issue to the Optionee the number of shares purchased against payment therefor in cash, including by check, or in such other form as the Committee may approve.
     4. Termination of Employment. If the Optionee s employment with the Company or an Affiliate terminates for any reason (a
  Termination of Employment ) coincident with or after the first time this Option may be exercised, the Option will remain exercisable, with respect to the shares with respect to which the Option was exercisable as of the date of Termination of Employment, for the longest applicable period provided below. This Option will terminate, and no rights will be exercisable hereunder, after the expiration of the applicable exercise period.
          (a) The Optionee may exercise the rights available under this Option at the time of Termination of Employment for a period of three months thereafter, but in no event after the Expiration Date.

          (b) I f Termination of Employment occurs because of disability, the Optionee or the Optionee s guardian or legal representative may exercise the rights available under this Option at the time of Termination of Employment at any time on or before the later of (i) twelve months after the Termination of Employment or
(ii) the Expiration Date. The Committee will determine whether and when Termination of Employment because of disability has occurred for purposes of this Section 4(b).
          (c) If Termination of Employment occurs for any reason on or after the age at which benefits are payable to the Optionee without reduction for commencement of such benefits before normal retirement age under the TECO Energy Group Retirement Plan (or any successor thereto), or any earlier age that the Committee determines will


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constitute  a  normal  retirement  for  purposes  of  this Option, the
Optionee (or the Optionee s guardian or legal representative or, after death, the Optionee s Designated Beneficiary under the Plan or, if none has been designated, those entitled to do so by the Optionee s will or the laws of descent and distribution) may exercise the rights available under this Option at the time of Termination of Employment at any time on or before the Expiration Date.
          (d)  Upon   the  death  of  the  Optionee,  the  Optionee  s
Designated Beneficiary under the Plan or, if none has been designated, those entitled to do so by the Optionee s will or the laws of descent and distribution, may exercise the rights available under this Option at the time of death for a period of twelve months thereafter or, if Termination of Employment occurs because of death, at any time on or before the later of (i) twelve months after the date of death or
(ii) the Expiration Date.

     The Committee will determine whether an authorized leave of absence constitutes Termination of Employment for purposes of this Option.
     5. Adjustment of Terms. In the event of corporate transactions affecting the Company s outstanding Common Stock, the Committee will equitably adjust the number and kind of shares subject to this Option and the respective exercise prices hereunder to the extent provided by the Plan.

     6. No Transfer. This Option will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the Optionee s lifetime only by the Optionee or the Optionee s guardian or legal representative.
     7. Securities Laws. The purchase of any shares by the Optionee upon exercise of this Option will be subject to the conditions that
(i) the Company may in its discretion require that a registration statement under the Securities Act of 1933 with respect to the sale of such shares to the Optionee will be in effect, and such shares will be duly listed, subject to notice of issuance, on any securities exchange on which the Common Stock may then be listed, (ii) all such other action as the Company considers necessary to comply with any law, rule or regulation applicable to the sale of such shares to the Optionee will have been taken and (iii) the Optionee will have made such representations and agreements as the Company may require to comply with applicable law.

     8. Withholding Taxes. The Optionee will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the exercise of the Option no later than the date of the event creating the tax liability. In the Committee s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at fair market value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.
     9. The Committee. Any determination by the Committee under, or interpretation of the terms of, this Option or the Plan will be final


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and binding on the Optionee.
     10. Limitation of Rights. The Optionee will have no rights as a shareholder with respect to any shares subject to this Option until such shares are issued against payment therefor. The Optionee will have no right to continued employment by virtue of this Option.

     11. Amendment. The Company may amend, modify or terminate this Option, including substituting another Award of the same or a different type and changing the date of realization, provided that the Optionee s consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Optionee.
     12. Governing Law. This Option will be governed by and interpreted in accordance with the laws of Florida.
                              TECO ENERGY, INC.


                              By: /s/ G. F. Anderson

                                     G. F. Anderson
                                     Chairman of the Board



































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